UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 13, 2019

MEREDITH CORPORATION
(Exact name of registrant as specified in its charter)

Iowa	001-05128	42-0410230
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1716 Locust Street,	Des Moines,	Iowa	50309-3023
(Address of principal executive offices)			(ZIP Code)

Registrant’s telephone number, including area code:	(515)	284-3000
Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1	MDP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

Meredith Corporation (the "Company") held its Annual Meeting on November 13, 2019. The following is a summary of the voting results for each matter presented to shareholders at the Annual Meeting.

Proposal One. Election of Directors.
The Company's shareholders elected one person nominated as a Class I director of the Company and three persons nominated as Class III directors of the Company as set forth below:

Nominees	For *	Withhold	Broker Non-Votes
Class I
Stephen M. Lacy	78,895,919	4,140,408	2,784,766
Class III
Christopher Roberts III	82,566,007	470,320	2,784,766
D. Mell Meredith Frazier	71,208,533	11,827,794	2,784,766
Beth J. Kaplan	80,903,218	2,133,109	2,784,766
* As specified on the proxy card, if no vote For or Withhold was specified, the shares were voted For the election of the named director.

Proposal Two. The Company's shareholders voted to approve, on an advisory basis, the executive compensation program for the Company's named executive officers as described in the proxy statement.

For	Against	Abstain	Broker Non-Votes
80,227,650	2,709,968	98,709	2,784,766

Proposal Three. The Company's shareholders ratified the appointment of KPMG LLP as the Company's independent registered public accounting firm for the Company for the fiscal year ending June 30, 2020.

For	Against	Abstain	Broker Non-Votes
83,004,844	2,775,980	40,269	—

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

	104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEREDITH CORPORATION
Registrant

/s/ John S. Zieser
John S. Zieser
Chief Development Officer, General Counsel, and Secretary

Date: November 15, 2019